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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 20 to Registration Statement No. 33-72424 of Financial Investors Trust on Form N-1A of our reports dated June 4, 2001, appearing in the Annual Reports of Financial Investors Trust Funds, Aristata Funds, the United Association S&P 500 Index Fund, the Interstate Fund, and the Magnet Total Market Growth Fund for the year ended April 30, 2001, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information, which are part of such Registration Statement.


                                         /s/ DELOITTE & TOUCHE
                                         ---------------------
                                         DELOITTE & TOUCHE


Denver, Colorado
August 24, 2001